Exhibit 4.2

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH AND THE PROVISIONS OF THIS WARRANT

No. of Shares of Common Stock: ______                           Warrant No. ___
Date of Issuance: ________, _____



                                     WARRANT

              To Purchase Common Stock of Branded Media Corporation

     THIS IS TO CERTIFY THAT, ________________ (the "Holder"), as well as its successors and assigns, in exchange for consideration the receipt and sufficiency of which is hereby acknowledged, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from Branded Media Corporation, a Nevada corporation (the "Company"), ________ shares of common stock of the Company, par value $.001 per share (the "Common Stock") (subject to adjustment as provided herein), in whole or in part, at a purchase price of $_______ per share (subject to adjustment as provided herein) (the "Purchase Price") all on the terms and conditions and pursuant to the provisions hereinafter set forth.

                                 I. DEFINITIONS

The following terms have the meanings set forth below:

     "Additional Shares of Common Stock" means all shares of Common Stock issued by Company after the date of this Warrant other than the following "Permitted Issuances":

     (i) shares of Common Stock issued or issuable upon conversion, exchange, or exercise of any Convertible Securities outstanding on the issue date of this Warrant; and

     (ii) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that are covered by Section 4.1 below.

     "Affiliate," when used with reference to a specified Person, means any Person that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common Control with, the specified Person.

     "Board" means the Board of Directors of Company.

     "Business Day" means any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in the City of New York.

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     "Common Stock" means (except where the context otherwise indicates) the
Common Stock, par value $.001 per share, of Company.

     "Convertible Securities" means any option, warrant or share of preferred stock of Company or any other security, in any case, which is convertible into or exercisable or exchangeable for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

     "Current Market Price" means, in respect of a share of Common Stock on any date, either (a) if there shall then be a public market for the Common Stock, the average of the daily market prices (determined as provided below) for 20 consecutive trading days commencing immediately before such date, or (b) if there shall not then be a public market for the Common Stock, the fair market value (determined as provided below) of the Common Stock as at such date. For purposes of clause (a), the "daily market price" for any day shall be (i) if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape, (ii) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the last sale price on such day on the principal stock exchange or the National Market of the NASD Automated Quotation System on which the Common Stock is then listed or admitted to trading ("NASDAQ"), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange or the NASDAQ, the average of the last reported closing bid and ask prices on such day in the over-the-counter market as furnished by the NASDAQ or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected by the Required Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Required Holders and one of which shall be selected by Company. For purposes of clause
(b), "fair market value" shall be determined by the Board and shall be the price that would reflect the economic value of such shares on a fully distributed basis (that is, as if such shares were traded on a free and active market on an exchange or over-the-counter) giving effect to the exercise or conversion of all Convertible Securities, if any (including the receipt by Company of the related exercise or conversion price), in a sale by a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy. If within thirty (30) days of receipt by the Required Holders of the Board's determination of fair market value the Required Holders give written notice of their disagreement with such determination, which notice shall include the Required Holders' statement of the amount they would accept as fair market value, the Company shall engage an investment banking firm of nationally recognized standing mutually acceptable to and selected by Company and the Required Holders within thirty (30) days after written notice of such challenge to determine fair market value in accordance with the preceding sentence; provided, however, if Company and the Required Holders cannot agree on a mutually acceptable investment banking firm within such thirty (30) day period, Company and the Required Holders shall, within such thirty (30) day period, each choose one investment banking firm of recognized standing and the respective chosen firms shall, within five (5) days after the later of such firms is chosen, agree on another investment banking firm which shall be engaged to make the determination of the fair market value. The determination by the engaged firm shall be made as soon as practicable, but not later than thirty (30) days after the date such firm is engaged. The cost of the investment banking firm or firms selected shall be borne by Company if the

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fair market value as determined by the engaged firm is higher than that posited by the Required Holders or, if lower than that so posited, is closer in amount thereto than to the amount determined by the Board, and shall be borne by the Required Holders if the fair market value as determined by the engaged firm is lower than that determined by the Board or, if higher than that so determined, is closer in amount thereto than to the amount posited by the Required Holders; otherwise, such cost shall be borne equally by Company and the Required Holders.

     "Current Warrant Price" means, in respect of a share of Common Stock on any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

     "Expiration Date" means ________, ____.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Holder" means the Person in whose name the Warrant set forth herein is registered on the books of Company maintained for such purpose.

     "NASD" means the National Association of Securities Dealers, Inc., or any successor entity thereto.

     "Organic Change" means (a) any sale, lease, exchange or other transfer of all or substantially all of the property, assets or business of Company, (b) any liquidation, dissolution or winding up of Company, whether voluntary or involuntary, or (c) any merger or consolidation to which Company is a party and which the holders of the voting securities of Company immediately prior thereto own less than a majority of the outstanding voting securities of the surviving entity immediately following such transaction.

     "Outstanding" means, when used with reference to Common Stock, on any date, all issued shares of Common Stock on such date, except shares then owned or held by or for the account of Company or any Subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

     "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or Governmental Authority.

     "Required Holders" mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of Warrant Shares then purchasable upon exercise of all Warrants.

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     "SEC" means the U.S. Securities and Exchange Commission, or any successor thereto.

     "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, and (b) any partnership or other entity in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

     "Transfer" means any disposition of any Warrant or Warrant Shares or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

     "Warrant" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

     "Warrant Price" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

     "Warrant Shares" means any of the shares of Common Stock issued or issuable upon the exercise of this Warrant.

                             II. EXERCISE OF WARRANT

     2.1 Exercise Period. From and after the date of this Warrant and until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), Holder may exercise this Warrant, on any Business Day, for all or any part of the Warrant Shares.

     2.2 Exercise Notice; Delivery of Certificates. In order to exercise this Warrant, Holder shall deliver to Company at its principal office at 425 Madison Avenue - Penthouse, New York, NY 10017 or at the office or agency designated by Company pursuant to Section 14.2, (i) a written notice of Holder's election to exercise this Warrant, specifying the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt of such notice, Company shall, as promptly as practicable, and, subject to receipt of any necessary regulatory approvals (including expiration of any applicable waiting period), in any event within two
(2) Business Days thereafter, deliver to Holder a duly executed certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. Such stock certificate or certificates shall be in such denominations and registered in the name designated in the subscription form, subject to Article IX. Holder shall be deemed to have become a holder of

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record of such Warrant Shares for all purposes, as of the date on which all items in clauses (i)-(iii) above have been received by Company and all taxes required to be paid by Holder, if any, pursuant to Section 2.4 have been paid. If this Warrant shall have been exercised in part, Company shall deliver to Holder a new Warrant evidencing the rights of Holder to purchase the remaining shares of Common Stock issuable upon exercise of this Warrant, which new Warrant shall in all other respects be identical with this Warrant. Notwithstanding the foregoing, if in connection with the exercise of a Warrant or acquisition of shares of Common Stock, any regulatory approval shall be required, including expiration of any applicable waiting period, then, if Holder attempts to exercise during such restricted period and the Expiration Date shall fall within that period, the Expiration Date shall be extended while any such regulatory approval or waiting period is pending and promptly following receipt of such approval or expiration of such waiting period (but in no event later than two
(2) Business Days thereafter), the Warrant shall be surrendered and the Warrant Price shall be paid as provided herein.

     2.3 Payment of Warrant Price. Payment of the Warrant Price shall be made at the option of the Holder by:


     (i) (A) certified or official bank check or (B) wire transfer in immediately available funds;

     (ii) the surrender to Company of that number of Warrant Shares (or the right to receive such number of Warrant Shares under this Warrant) or shares of Common Stock having an aggregate Current Market Price equal to or greater than the Current Warrant Price for all shares then being purchased; or

     (iii) any combination thereof.

     2.4 Payment of Taxes. Company shall pay all expenses, taxes and other governmental charges with respect to the issuance and delivery of the Warrant Shares, unless such tax or charge is imposed by law upon Holder. Company shall not be required, however, to pay any transfer tax or other similar charge imposed in connection with the issuance of any certificate for shares of Common Stock in any name other than that of Holder.

     2.5 Fractional Shares. Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants would otherwise be entitled to purchase upon such exercise Company shall pay a cash adjustment to Holder in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

                                  III. TRANSFER

     3.1 Transfer. Subject to compliance with Article IX of this Warrant, Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of Company referred to in
Section 2.2 or the office or agency otherwise designated by Company, together with a duly executed written assignment of this Warrant substantially in the form of Exhibit B hereto and funds sufficient to pay any transfer taxes payable

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


upon the making of such Transfer. Upon such surrender and, if required, such payment, Company shall, subject to Article IX, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Article IX, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

     3.2 Expenses. Company shall prepare issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Article III.

     3.3 Maintenance of Books. Company agrees to maintain, or cause to be maintained, at its aforesaid office or agency or other office so designated by the Company, books for the registration of Warrants and the Transfer of the Warrants. The Holder may change its address as shown on the registration by written notice to the Company requesting such change.

                                 IV. ADJUSTMENTS

     The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this
Article IV. Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Article IV at the time of such event as required by Section 5.1.

     4.1 Stock Dividends, Subdivisions and Combinations. If at any time Company shall:

     (a) subdivide or split its Outstanding shares of Common Stock into a larger number of shares of Common Stock, or

     (b) combine or reclassify its Outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of then Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event or the record date therefore, whichever is earlier, would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by
(B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

     4.2 Certain Other Distributions and Adjustments. If at any time Company shall declare, order, pay or make a dividend or other distribution on its Common Stock payable in securities of the Company (other than dividends or distributions of shares of Common Stock which are referred to in Section 4.1) or

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payable in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Registered Holder would have been entitled to receive had this Warrant been exercised for Common Stock on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 4.2 with respect to the rights of the Registered Holder.

     4.3 Share Issuances. So long as this Warrant is outstanding, if the Company shall offer, issue or agree to issue any shares of Common Stock except for the Permitted Issuances for a consideration less than the Purchase Price in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Purchase Price. The reduction of the Purchase Price described in this paragraph is in addition to other rights of the Registered Holder described in this Warrant.

     4.4 Intentionally Deleted.

     4.5 Intentionally Deleted.

     4.6 Intentionally Deleted.

     4.7 Other Provisions Applicable to Adjustments under Article IV. The following provisions shall be applicable to the making of adjustments of the Current Warrant Price provided for in this Article IV:

     (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by Company therefore shall be the amount of the cash received by Company therefore. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair market value of such consideration at the time of such issuance as determined in good faith by the Board. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which Company issues any securities, the amount of consideration therefore shall be deemed to be the fair value, as determined in good faith by the Board, of such portion of the assets and business of the non-surviving

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     corporation as the Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by Company for issuing such warrants or other rights plus the additional consideration payable to Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities the consideration equal to the amount of such dividend so paid or satisfied.

     (b) When Adjustments to Be Made. No adjustment in the Current Warrant Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this Section 4.7(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

     (c) Fractional Interests. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

     4.8 Challenge to Good Faith Determination. Whenever the Board shall be required to make a determination in good faith of the fair market value of any item under this Article IV, such determination may be challenged in good faith by the Required Holders, and any dispute shall be resolved by an investment banking or valuation firm of recognized national standing selected by Company and acceptable to the Required Holders using the dispute resolution mechanism established herein under the definition of "Current Market Price."

     4.9 Organic Change. In case of any Organic Change (or any other merger or consolidation to which Company is a party, which for purposes of this Section
4.9 shall be deemed an Organic Change), each Holder shall have the right thereafter to receive, upon exercise of the Warrant, in lieu of the Common Stock issuable upon such exercise prior to consummation of such Organic Change, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Organic Change by a holder of that number of shares of Common Stock into which the Warrant was exercisable immediately prior to such Organic Change (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Organic Change). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Article IV shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property. In case of any Organic Change, the successor or acquiring

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corporation (if other than Company) shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article
IV. For purposes of this Section 4.9, uncommon stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                          V. NOTICES TO WARRANT HOLDERS

     5.1 Notice of Adjustments. Whenever an adjustment to this Warrant is made pursuant to Article IV, Company shall promptly deliver to each Holder a certificate executed by the chief financial officer of Company setting forth, in reasonable detail, the event requiring the adjustment and the calculation (including the method and information used therein) of such adjustment, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.9) describing the number and kind of any other shares of stock or other securities or property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. Company shall keep at its office or agency designated pursuant to Section 14.2, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

     5.2 Notice of Corporate Action. If at any time

     (a) Company shall set a record date for purposes of determining the holders of its Common Stock who shall be entitled to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

     (b) there shall be any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any consolidation or merger of Company with or into, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Company to, another corporation; or

     (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Company;

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


then, in any one or more of such cases, Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date if applicable, shall be selected in respect of such event and (ii) in the case of any such event, at least 60 days' prior written notice of the date when the same shall take place; provided that in the case of an Organic Change to which
Section 4.9 applies, Company shall give at least 30 days' written notice as aforesaid; provided further, however, that if the number of days specified for notice as provided above shall be determined by the Board to be impracticable under all the circumstances, then the prior written notice to be given shall be the maximum number of days as shall be determined by the Board in good faith to be reasonably practicable, and in no event less than ten (10) Business Days. Such notice shall also specify (i) the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

                                VI. NO IMPAIRMENT

     Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Company will take all such action as shall be necessary or appropriate in order that Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Company will use commercially reasonable efforts to obtain all authorizations, exemptions or consents from any Governmental Authority having jurisdiction thereof as may be necessary to enable Company to perform its obligations under this Warrant.

               VII. RESERVATION AND AUTHORIZATION OF COMMON STOCK

     From and after the date of this Warrant, Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefore in accordance with the terms of such Warrant, shall be duly and validly issued, fully paid and non-assessable, and not subject to preemptive or similar rights.

           VIII. TAKING OF RECORD; STOCK AND WARRANT TRANSFER OF BOOKS

     In the case of all dividends or other distributions by Company to the holders of its Common Stock with respect to which any provision of Article IV refers to the taking of a record of such holders, Company will take such record as of the close of business on a Business Day. Company will not at any time, except upon dissolution, liquidation or winding up of Company, close its stock transfer books or Warrant transfer books so as to prevent or delay the exercise or transfer of any Warrant.

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


                       IX. RESTRICTIONS ON TRANSFERABILITY

     The Warrants and the Warrant Shares shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Article IX, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Shares. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Article IX.

     9.1 Restrictive Legend. (a) Except as otherwise provided in this Article IX, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT) OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

     (b) Except as otherwise provided in this Article IX, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

 "THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH AND THE PROVISIONS OF THIS WARRANT."

     9.2 Notice of Proposed Transfers; Requests for Registration. This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate, if any, evidencing such shares of restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of counsel to such holder which is reasonably acceptable to Company such legend is not required in order to ensure compliance with the Securities Act.

     9.3 Termination of Restrictions. Notwithstanding the foregoing, the restrictions imposed by this Article IX upon the transferability of the Warrants and the Warrant Shares, and the legend requirements of Section 9.1, shall terminate as to any particular Warrant or Warrant Share (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when Company shall have received an opinion of counsel reasonably satisfactory to it that such Warrant or shares of Warrant Shares may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by Article IX shall terminate

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


as to this Warrant, as hereinabove provided, the Holder shall be entitled to receive from Company, at the expense of Company, a new Warrant without the restrictive legend set forth in Section 9.1(b). Whenever the restrictions imposed by this Article IX shall terminate as to any share of Warrant Shares, as hereinabove provided, the holder thereof shall be entitled to receive from Company, at Company's expense, a new certificate representing such Warrant Shares not bearing the restrictive legend set forth in Section 9.1(a).

                            X. SUPPLYING INFORMATION

     Company shall cooperate with each Holder of a Warrant and each holder of restricted Common Stock issued upon exercise thereof in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC and other regulatory authorities as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Warrant Shares.

                             Xl. LOSS OR MUTILATION

     Upon receipt by Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to Company for cancellation.

                          XII. LIMITATION OF LIABILITY

     No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

                         XIII. NO RIGHTS AS STOCKHOLDER

     Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

                               XIV. MISCELLANEOUS

     14.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.

     14.2 Notices. All notices and communications to be given or made under this Warrant shall be in writing and delivered by hand-delivery, registered first class mail (return receipt requested), facsimile, or air courier guaranteeing

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


overnight delivery, addressed as follows, or to such other Person or address as the party named below may designate by notice:

If to any Holder or holder of Warrant Shares, at its last known address (or facsimile number) appearing on the books of Company maintained for such purpose or if different the address (or facsimile number) last provided by Holder to Company in accordance with this Section 14.1.

         If to Company at

                  Branded Media Corporation,
                  425 Madison Avenue - Penthouse
                  New York, NY 10017
                  Attn:  President
                  (212) 230-1941
                  (212) 230-1909 (fax)

Each such notice or other communication shall be deemed effective (i) acknowledged or if given by facsimile, when the facsimile is transmitted to the number specified herein and the intended recipient confirms receipt of the facsimile or the sender receives an electronic confirmation of successful transmission or (ii) if given by any other means, when received at the address specified herein.

     14.3 Successors and Assigns. Subject to the provisions of Section 3.1,
Section 14.8 and Article IX, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder. No other Person shall have any right, benefit or obligation under this Warrant.

     14.4 Amendment; Waiver. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder.

     14.5 Severability. It one or more provisions of this Warrant are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by law so as to effectuate the parties' intent to the maximum extent, and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

     14.6 Section and Other Headings. The section and headings contained in this Warrant are for the convenience only and shall not affect the meaning or interpretation of this Warrant.

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


     14.7 Governing Law. This Warrant shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law principles of such state.

     14.8 Remedies. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                         [SIGNATURES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed and attested by its Secretary.

Dated: __________, ____

                                               BRANDED MEDIA CORPORATION


                                               By:___________________________
                                                  Name: Donald C. Taylor
                                                  Title: President

                                               Attest:
                                               By:___________________________
                                                  Name: Gerald M. Labush
                                                  Title: Secretary

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ Shares of Common Stock of Branded Media Corporation and herewith makes payment therefore (in cash or otherwise permitted in this Warrant), all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the Shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ______________ whose address is ___________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                              ----------------------------------
                                              (Name of Registered Owner)
                                              ----------------------------
                                              (Signature of Registered Owner)

                                              ----------------------------------
                                              (Street Address)

                                              ----------------------------------
                                              (City)     (State)   (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                       No. of Shares of Common Stock


and does hereby irrevocably constitute and appoint _________________________ attorney-in-fact to register such transfer on the books of Branded Media Corporation maintained for the purpose, with full power of substitution in the premises.

Dated:__________________                        Print Name: ___________________

                                                Signature:_____________________

                                                Witness:_______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.


                                       3